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                                                                    Exhibit 23.8

                    CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
The Titan Corporation:

We consent to the use of our report dated May 24, 1999, with respect to the consolidated statements of operations, shareholders' equity, cash flows, and comprehensive income of BTG, Inc. and subsidiaries for the year ended March 31, 1999, and the related schedule, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

McLean, Virginia
June 12, 2002